EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-119198, 333-131876, 333-121004, 333-122433, 333-109511 and 333-122693) and in the Registration Statement on Form S-8 (No. 333-113889) of our report relating to the consolidated financial statements of Apollo Gold Corporation dated March 30, 2006, appearing in this Annual Report on Form 10-K of Apollo Gold Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada March 31, 2006